DATED THIS ____1st __ DAY OF ____January_______ 2000




                                     BETWEEN


                           EVERBLOOM MUSHROOM PTE LTD


                                       AND


                           BAN CHOON MARKETING PTE LTD





================================================================================
                                AGENCY AGREEMENT
================================================================================

         THIS AGREEMENT made on the 1ST day of January_2000, between EVERBLOOM MUSHROOM PTE LTD., a company incorporated in Singapore and having its registered office at 12 Science Park Drive, #04-01 The Mendel Singapore Science Park 1, Singapore 118225, (hereinafter referred to as the "Company") and Ban Choon Marketing Pte Ltd, a Company incorporated in Singapore and having its registered office at Blk 21 #01-142, Pasir Panjang Wholesale Centre Singapore 110021 (hereinafter referred to as the "Agent")

         WHEREAS the Company desires to appoint the Agent to be the exclusive distributor of the product listed in Schedule A annexed hereto and forming an integral part hereof (hereinafter refered to as the "Product") for all trade channels, in the territory of Singapore (hereinafter referred to a the "Territory") and

         WHEREAS the Agent has appropriate personnel, facilities and expertise for the successful marketing and distribution of the Products in the Territory, and agrees to accept the said appointment.

         NOW THEREFORE it is mutually agreed as follows: -

1.       Appointment

1.1 With effect from 1st January 2000 (hereinafter referred to as the "Effective Date") the Supplier hereby appoints the Agent to be the sole and exclusive distributor of the Products, including all revised, improved and extension products thereof, for all trade channels in the territory, and the Agent hereby accepts the said appointment.

1.2 The Company agrees to sell the Products for sale in the Territory exclusively to the Agent and not to sell the Products to any other in the Territory or knowingly to any other party outside the Territory who intents to resell the products in the Territory. The Company also agrees to pass any inquiries on or order for the Products received from any other party in the Territory to the Agent for further processing.

1.3 The Agent agrees to purchase the Products from the Company and other designated suppliers and to sell the Products to its customers in the Territory or outside the Territory on behalf of the Company. The Agent further agrees that purchases from the suppliers will be from the best competitive suppliers.

2.       Changes to Schedule A and Competitive Products

2.1 The Company hereby grants to the Agent the right of first refusal to distribute any other new products, which the Company desires to have distributed in the Territory. If the Agent accepts such products within thirty (30) days after receipt of the Company's notification thereof, such products shall be added to Schedule A and become the Products according to this Agreement.

2.2 No Products may be deleted from schedule A unless mutually agreed by the Parties in writing upon the discontinuation or withdrawal of the respective products from the Territory for any commercial reasons or by governmental order.

3        Prices and Payment Terms

3.1 The Agent shall purchase the Product from the Company according to the Agent's transfer prices valid on the date of issuance of invoices thereof by the Company. The transfer prices valid on the Effective Date are listed in Schedule A.

3.2 The Company may revise its transfer prices of the Products at any time deemed appropriate, but the Company shall give the Agent written notice thereof not less than two (2) months in advance and the new prices shall be valid as from the beginning of a calendar month.

3.3 The Agent shall provide appropriate warehousing space for the Company to store the Products (including promotional material, sample products and literature) sufficient for thirty (30) days' sales without any charge to the Company, and the Agent shall also arrange for proper insurance thereof at the Agent's own cost.

3.4 The Company shall deliver the Product to the Agent's Distribution centre at Blk 21 #01-142, Pasir Panjang Wholesale Centre, or any other address to be notified by the Agent at the Company's own cost and shall issue proper VAT tax invoices upon each delivery thereof.

3.5 The Company will issue an invoice to the Agent once a month at the end of every calendar month for the Products, which the Agent shall have distributed during the respective month and the Agent shall issue an invoice to the Company for all the costs incurred in the marketing and distribution of the products plus, 20% of the net profit. The Agent shall pay the Company according to the nett amount within sixty (60) days after the end of each month.

4.       Agent's Undertaking

4.1 The Agent agrees to use its best endeavours to sell, distribute and promote the sale of the Products in the Territory, and to be responsible to follow up with all customers to pay promptly.

4.2 The Agent agrees to constantly sell the Products at the best possible prices for maximum profit while at the same time monitoring a close watch on the current market competition.

4.3 The Agent shall keep full and true books of accounts and other records with sufficient details so that all economic transactions between the parties may be easily verified by the parties. The Agent shall also provide the Company with any reports and statistics, which may be reasonably requested for by the Company.

4.4 The Agent shall obtain and preserve all governmental registrations; permits and licenses, which may be required for its sale and distribution of the Products in the Territory and shall properly, comply with all relevant laws of the Territory. The Agent shall also keep the Company informed of the laws governing the products and any changes thereto.

5.       Company's Undertaking

5.1 The Company shall be responsible for all the credit risks relating to the sales of the Products.

6.       Trademarks

6.1 All trademarks and trade names used for the products are owned by and shall remain the property of the Company, and the Agent's use thereof or performance according to this Agreement shall not create any right thereof for the Agent. The exception is when the Agent packs products under house brands (e.g. supermarkets) as the trademark belongs to the Agent's customer.

6.2 The Company shall be responsible for the registration and renewal of the said trademarks and trade names in the Territory and bear all costs and expenses in connection therewith.

6.3 The Agent shall immediately inform the Company of any infringement of the said trademarks and/ or trade names which the agent may know of and shall assist the Company in any proceedings necessary for eliminating or restraining such infringement at Company's own cost and expense.

6.4 The Company warrants that the production, sale and distribution of the Products in th Territory will not infringe any intellectual property right, including but not limited to trademark, patent and copyright, of any third party, and the Company hereby agrees and undertake to indemnity and hold the Agent harmless from and against any claims, suits, charges, penalty, liability, damages, compensation, costs and expenses (including reasonable court fees and attorney charges) which may arise from such infringement or alleged infringement.

7.       Duration and Termination

7.1 This Agreement shall commence as from the Effective Date and shall remain valid and enforceable for an initial fixed period of two (2) years and, unless either party shall have notified the other party of its intention not to renew this Agreement in writing not less that two
         (2) months before the said expiry date, this Agreement shall be automatically renewed and extended perpetually until either party shall have notified the other party of its intention to terminate in writing by giving two (2) months' notice.

7.2 In the event that either party becomes insolvent or bankrupt, is dissolved or liquidated, or is in breach of any material provision hereof and fails to rectify such breach within thirty (30) days after receipt of the other party's written complaint thereof, the other party is entitled to forthwith terminate this Agreement.

7.3 Except for those clearly stipulated herein, neither party shall be entitled to claim for any compensation or damages resulting form the expiration or termination of this Agreement according to the provision hereto, but the expiration or termination of this Agreement shall not affect any rights and/ or obligations of either party which shall have accrued according to the provision hereof prior to the expiration of termination date. In the event that either party intentionally breaches any provisions hereof or unilaterally terminates this Agreement without any justifiable cause, the other party is entitled to claim for compensation and damages, including consequential and incidental damages, form the defaulting party.

7.4 The parties shall render final accounts, set off all outstanding accounts and pay the balance within thirty (30) days thereafter.

8.       Warranty and Indemnity

8.1 The Company warrants that the Products to be supplied to the Agent according to this Agreement shall be suitable for use as indicated in the Company's literature and brochures, and also be of good quality, in line with the specifications, and free from any defective or manufacturing fault.

8.2 The Company shall be solely responsible for all product liabilities and shall indemnity and hold the Agent harmless from and against any claims, suits, charges, penalty, liability, damages, compensation, costs and expenses (including reasonable court fees and attorney charges) in connection with any injury or health hazards resulting from the use of the Products by any consumer. The company shall also be responsible and pay for all costs and expenses in relation to the recall of any of the Products, whether such recall is by government order or voluntary by the Company.

8.3 The Agent shall not make any representation or warranty relating to the Products which is not in line with those of the Company or which is not previously approved by the Company.

8.4 The Company's warranties and undertakings stipulated in Clause 8.1 and 8.2 above should survive the expiration or termination of this Agreement.

9.       Assignment and Transfer

9.1 The appointment made and the rights granted by the Company hereunder are personal to the Agent, and the Agent may not assign or transfer any of its rights and /or obligation hereunder to any party without the prior written consent of the Company.

9.2 The Company is entitled to assign or transfer any of its rights and/ or obligations hereunder to any of its parent, subsidiary or affiliated companies.

9.3 Subject to the provision stipulated in Clause 9.1 above, this Agreement shall be binding on and inure to the benefits of the successors, permitted assigns or transferees of the parties.

10.      Contractual Relationship

10.1 The contractual relationship assumed by the parties hereunder is that of a seller by the Company and an agency by the Agent.

10.2 Except for those clearly stipulated otherwise in this Agreement, each party shall be solely responsible for all expenses, cost, liabilities and claims resulting from its operation and performance of its obligation hereunder.

11.      Governing Laws and Jurisdiction

11.1 This Agreement shall be governed by and construed in accordance with the laws of Singapore.

11.2 The parties hereby unconditionally submit to the exclusive jurisdiction of the competent courts in the Republic of Singapore.

12.      Entire Agreement

12.1 This Agreement constitutes and encompasses the entire agreement and understanding of the parties on the subject matter hereof and shall supersede all previous agreements, understanding, negotiation and representation of the parties on the same subject matter, whether written or verbal, express or implied.

12.2 No amendment to or revision of this Agreement is valid and effective unless it is made in writing and duly signed by the authorized signatories of the parties.

IN WITNESS WHEREOF the parties have duly executed this Agreement in the presence of the witnesses hereof.

Everbloom Mushroom Pte Ltd




By ............................     Witness................................
Dr Tan Kok Kheng                    Mr Eugene Lim
Managing Director                   Executive Director

Ban Choon Marketing (Pte) Ltd





By ............................     Witness................................
Mr Tan Chin Hian                    Mr Ronald Ang
Managing Director                   General Manager

SCHEDULE A

Products produce by Everbloom Mushroom Pte Ltd

1.       Fresh Shiitake mushroom                              $12 per kg
2.       Fresh Nameko mushroom                                $12 per kg
3.       Fresh Oyster mushroom                                $  3 per kg
4.       Fresh Abalone mushroom                               $  5 per kg
5.       Fresh Woodear mushroom                               $  4 per kg

Products from other Suppliers
-----------------------------
1.       Abalone mushroom
2.       Oyster mushroom
3.       Button mushroom
4.       Brown Cremini mushroom
5.       Portobello mushroom
6.       Chanterelles mushroom
7.       Hoshimeiji mushroom
8.       Enoki mushroom
9.       Shiitake mushroom
10.      King Oyster mushroom
11.      Monkey Head mushroom
12.      Woodear mushroom
13.      White Jelly Fungus
14.      Straw mushroom
15.      Willow mushroom
16.      Nameko mushroom
17.      Truffels mushroom